Exhibit 4.4





   SERIES B                                                        SERIES B
PREFERRED STOCK                                                 PREFERRED STOCK

    NUMBER                                                          SHARES
B__________                                                       __________

                         SIMON DEBARTOLO GROUP, INC.

                                     SEE REVERSE FOR CERTAIN DEFINITIONS AND A
                                      STATEMENT AS TO THE RIGHTS, PREFERENCES,
                                       PRIVILEGES AND RESTRICTIONS OF SHARES

                                                         CUSIP NO. 828781 20 3
THIS CERTIFIES THAT


IS THE OWNER OF

FULLY PAID AND NONASSESSABLE SHARES OF THE 8 3/4% SERIES B CUMULATIVE REDEEMABLE PREFERRED STOCK, PAR VALUE $.0001 PER SHARE (THE SERIES B PREFERRED STOCK") OF
                       SIMON DEBARTOLO GROUP, INC.
transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed. The Secretary of the Corporation will furnish without charge to any holder, upon written request to its office at National City Center, 115 West Washington Street, Suite 15 East, Indianapolis, IN 46204 (telephone number
(317) 636-1600), a full statement of the designations, relative rights, preferences, liabilities, or variations thereof (and the authority of the Board of Directors to determine such matters) applicable to each class or series within a class of the Corporation's capital stock.

     Transfer of this Certificate and the Shares represented hereby are subject to the restrictions described on the reverse side hereof.

     In Witness Whereof, the Corporation has caused this Certificate to be signed by its duly authorized officers.

Dated:

Authorized Signature
/s/  James  M.  Barkley                               /s/ David Simon

      SECRETARY                                       CHIEF EXECUTIVE OFFICER

Countersigned and Registered:
          First Chicago Trust Company of New York
          Transfer Agent and Register

     The shares of Capital Stock represented by this certificate are subject to restrictions on transfer for the purpose of the Corporation's maintenance of its status as a real estate investment trust under the Internal Revenue
Code of 1986, as amended from time to time (the "Code"). Transfers in contravention of such restrictions shall be void ab initio. Unless excepted by the Board of Directors of the Corporation, no person may (1) Beneficially Own or Constructively Own shares of Capital Stock in excess of 6% (other than members of the Simon Family Group, whose relevant percentage is 24%) of the value of any class of outstanding Capital Stock of the Corporation, or any combination thereof, determined as provided in the Corporation's Charter, as the same may be amended from time to time (the "Charter"), and computed with regard to all outstanding shares of Capital Stock and, to the extent provided by the Code, all shares of Capital Stock issuable under existing Options and Exchange Rights that have not bee exercised; or (2) Beneficially Own Capital Stock which would result in the holding of ownership constitutes a continuous representation of compliance with the above limitations, and any Person who attempts to Beneficially Own or Constructively Own shares of Capital Stock in excess of the above limitations has an affirmative obligation to notify the Corporation immediately upon such attempt. If the restrictions or transfer are violated, the transfer will be void ab initio and the shares of Capital Stock represented hereby will be automatically converted into shares of Excess Stock and will be transferred to the Trustee to be held in trust for the benefit of one or more Qualified Charitable Organizations, whereupon such Person shall forfeit all rights and interests in such Excess Stock. In addition, certain Beneficial Owners or Constructive Owners must give written notice as to certain information on demand and on an annual basis. All capitalized terms in this legend have the meanings defined in the Charter. The Corporation will mail without charge to any requesting stockholder a copy of the Charter, including the express terms of each class and series of the authorized capital stock of the Corporation, within five days after receipt of a written request therefor.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.


TEN  COM  --  as  tenants  in common                        UNIF GIFT MIN ACT -- ___________Custodian ___________
TEN  ENT  --  as tenants by the entireties                                         (Cust)              (Minor)
JT  TEN  --  as  joint  tenants with rights of                                      under Uniform Gifts to Minors
      survivorship and not as tenants                                               Act__________________________
      in common                                                                                (State)
                                                             NIF TRF MIN ACT -- _______ Custodian (until age_____)
                                                                                 (Cust)
                                                                           _______________ under Uniform Transfers
                                                                                  (Minor)
                                                                        to Minors Act_____________________________
                                                                                              (State)


   Additional abbreviations may also be used though not in the above list.


FOR VALUE RECEIVED, __________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
       IDENTIFYING NUMBER OF ASSIGNEE

 ____________________________________


____________________________________________________________________________

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

____________________________________________________________________________


____________________________________________________________________________


______________________________________________________________________Shares
of the preferred stock represented by the within Certificate, and do hereby irrevocably constitute and appoint


____________________________________________________________________Attorney
to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated_________________________

                                    __________________________________________

                                    __________________________________________
                              NOTICE:      THE SIGNATURE(S) TO THIS ASSIGNMENT
                                     MUST CORRESPOND WIT THE NAME(S) AS WRITTEN
                                     UPON THE FACE OF THE CERTIFICATE IN EVERY
                                     PARTICULAR, WITHOUT ALTERATION OR
                                     ENLARGEMENT OR ANY CHANGE WHATEVER

Signature(s) Guaranteed



By_____________________________________________
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM),
PURSUANT  TO S.E.C. RULE 17Ad-15.